SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1)

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[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

                         View Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

Telephone: (410) 242-8439

INFORMATION STATEMENT

This information statement is being furnished by View Systems, Inc., a Nevada corporation, to the holders of our common stock.  On April 24, 2006, and on June 29, 2006, our board of directors proposed that a majority of our outstanding voting shares authorize and /or ratify several corporate actions.  The corporate actions include the following and they are discussed in more detail in this information statement.

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Increase the authorized common stock to 250,000,000 shares.

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Authorize our executive officers to investigate and complete future acquisitions of assets or business opportunities.

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Ratify the change of domicile merger completed on July 31, 2003.

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Ratify the amendment to the articles of incorporation filed with the state of Nevada on July 31, 2003 and the bylaws of the co r poration.

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Ratify the issuance of 7,171,725 shares of Series A Preferred Stock.

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Acknowledge the current board of directors of View Systems

The above listed corporate actions were approved by a written consent from a majority of the voting power of the common stock in lieu of a special meeting of stockholders, and, therefore, no further votes will be needed.

This Information Statement is being mailed on or about September15, 2006, to all stockholders of record at the close of business on June 30, 2006.   This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of common stock entitled to vote or give an authorization or consent in regard to the corporate actions that these corporate actions have been approved by a written consent of a majority of stockholders ..

If you have any questions regarding this information statement please contact:

Stockholder Relations

View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

INTRODUCTION

The Board of Directors of View Systems, Inc. (the “Board”) proposed that certain corporate actions be approved or ratified as soon as practicable to allow View Systems to move forward with needed financings and to further develop our business operations.  Management intends to conduct an annual meeting of stockholders at a yet to be determined date, to elect directors, possibly revise the capitalization of the company and/or ratify or approve possible future acquisitions.

Nevada Revised Statutes (“NRS”) 78.320 and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power.  NRS 78.350 provides that the record date is the firstdate on which a valid, written consent is delivered in accordance with NRS 78.320.   Accordingly, the record date for stockholders entitled to vote on these matters is June 30, 2006 (the “Record Date”).

On the Record Date we had 90,702,422 shares of common stock outstanding and 7,171,725 shares of Series A Preferred stock.  Our Chief Executive Officer, Gunther Than, the holder of the Series A Preferred, abstained from voting the Series A Preferred shares on these matters.  Stockholders holding 48,497,676 shares of common stock, or 53.5% of the voting power of the common stock, approved and ratified the corporate actions described in more detail below.  The approval and ratification by the stockholders for the matters voted upon will become effective twenty calendar days from the mailing date of this information statement.  We anticipate that this information statement will be mailed on or about September 15, 2006.  After the twenty-day period, our executive officers will complete any necessary procedures to effect the approved corporate actions.

AMENDMENT TO ARTICLES OF INCORPORATION

We currently have 100,000,000 authorized shares of common stock, par value $0.001, and 10,000,000 authorized shares of preferred stock, par value $0.01.  On April 24, 2006, our Board proposed an increase in our authorized common stock from 100,000,000 to 250,000,000.  The increase is necessary to facilitate future equity financings which we will require to satisfy our financial requirements for our business operations.  We will file the necessary certificate of amendment with the Secretary of State of Nevada to effect the increase twenty calendar days after the mailing date of this information statement.

Material Effects of the Increase in Authorized Common Stock

The increase in authorized common stock results in each stockholder retaining the same proportionate interest in View Systems as he/she/it held prior to the increase in authorized common stock.  However, as more common stock is issued in the future, the proportionate interest of current stockholders will decrease resulting in a decrease in voting power, and the additional common stock may cause a decrease in the market value of our common stock.  The Board does intend to issue additional common stock in the future for financings and to pay for some operational costs with stock rather than use our cash.

Under certain circumstances any issuance of common stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control.  Shares of common stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of common stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price in a tender offer.  In addition, the Board could issue shares of common stock to persons friendly to the Board and make it more difficult to remove incumbent managers and directors from office even if the removal were favorable to stockholders generally.

Common Stock

All 90,702,422 shares of outstanding common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  After preferential rights of the preferred stock are satisfied, the holders of common stock are entitled to receive dividends out of funds legally available if, and when, declared by our Board and to participate pro rata in any distribution of assets available for distribution upon a liquidation of View Systems.  Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders.  A majority of the outstanding common and preferred stock is required to establish a quorum for a stockholder vote and a majority vote of the outstanding shares present at a stockholders' meeting is required for actions to be taken by stockholders.  Our bylaws provide that stockholder action may be taken by written consent of a majority of the outstanding common and preferred stock.  Directors are elected by a majority vote at a stockholders’ meeting and the holders of the common stock do not have cumulative voting rights.  Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so.

Preferred Stock

On May 17, 2005, we designated 10,000,000 shares of preferred stock as Series A Preferred Stock (the “Series A Preferred”).  We currently have 7,171,725 shares of Series A Preferred outstanding.  Each share of Series A Preferred has a liquidation preference of $0.01 per share before any payment or distribution is made to the holders of common stock in the event of liquidation of View Systems.  The Series A Preferred has no conversion rights into common stock.  Each share of Series A Preferred is entitled to fifteen votes and is entitled to vote on any matter brought to a vote of the common stock stockholders.  We may elect to redeem the Series A Preferred with proper notice to the holders of the Series A Preferred and, upon redemption, the Series A Preferred must be cancelled and not be reissued as Series A Preferred.

AUTHORIZATION FOR ACQUISITIONS

Our Board recognizes that to remain competitive in our markets we must continue to seek out and acquire new technologies.  To obtain these technologies we are exploring and may consider future acquisitions of assets or business opportunities.  Our Board proposed that our executive officers be authorized in advance to seek out and enter into agreements for such opportunities in order to avoid potential delays and missed opportunities while seeking approval of an acquisition.  However, as of the date of this information statement we have not entered into any firm agreement for an acquisition and we are not considering any proposed transaction.

RATIFICATION

In 2003 our Board determined that it would be in the best interest of the company to effect a change of domicile from the state of Florida to the state of Nevada to take advantage of Nevada corporate law and taxation.  On July 25, 2003, we incorporated View Systems, Inc. in the state of Nevada as a wholly-owned subsidiary.  On July 31, 2003, we completed a change of domicile merger from the state of Florida to the state of Nevada.  Our Board completed the domicile merger in reliance on Florida law that allowed such action to be taken without stockholder approval.  On July 31, 2003, we filed articles of merger with the state of Nevada, completing the change of domicile.

View Systems, the Nevada corporation, became a validly existing corporation upon filing of its articles of incorporation.  We substantially complied with the requirements of the laws of Florida and Nevada in effecting the change of domicile merger and have continued our operations as a Nevada corporation after the filing of the articles of merger.  However, it has come to the attention of the Board that actions approved by the Board related to the change of domicile merger require shareholder ratification.

Therefore, to keep our stockholders informed and to move forward with our business plans, the Board proposed on April 24, 2006 that a majority of the stockholders of our common stock, as successors in interest to the stockholders in 2003, and our current common stockholders entitled to vote on matters presented for approval by our stockholders, ratify the change of domicile merger to accept and confirm that action.  The Board also proposed that  our common stockholders ratify the bylaws of the Nevada corporation.  This ratification satisfies the legal requirements of the change of domicile merger and allows the company to move forward with financings to fund our operations.

On July 31, 2003 View Systems, the Nevada corporation, filed a certificate of amendment to articles of incorporation with the Secretary of State of Nevada.  The amendment to the articles of incorporation increased the authorized common stock from 50,000,000 to 100,000,000, par value $0.001, and authorized 10,000,000 shares of preferred stock, par value, $0.01.  Our Board relied on Nevada law that allowed an amendment to our articles of incorporation without stockholder approval if the corporation had not issued any shares.  Our Board proposed on April 24, 2006, that a majority of the common stock ratify this amendment to confirm and accept this amendment filed immediately after the articles of merger.

On April 30, 2005, the Board designated the Series A Preferred Stock in accordance with NRS §78-195 and then on June 15, 2005, our Board authorized the issuance of 7,171,725 shares of the Series A Preferred shares to Gunther Than, our CEO, in consideration for cash and services provided to View Systems.  Although stockholder approval of the designation and issuance are not required under Nevada law, our Board proposed on June 29, 2006, that a majority of the common stockholders ratify the issuance of the Series A Preferred due to the fact that the preferred stock was authorized by the amendment to the certificate of articles of incorporation filed on July 31, 2003.

BOARD OF DIRECTORS

On June 29, 2006 the Board acknowledged that the current Board as constituted included the following three directors: Gunther Than, Michael L. Bagnoli, and Martin J. Maassen.  The members of the Board will serve until our next annual meeting of stockholders.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table lists the beneficial ownership of our management.  We are unaware of any person or group that beneficially owns 5% or more of our outstanding common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 90,702,422 outstanding shares of common stock and 7,171,725 shares of Series A Preferred on the Record Date.

MANAGEMENT

Name and address of

Title of

Amount of                            Percent of

beneficial owner

class

beneficial ownership              class

Michael L. Bagnoli

Common

     720,000 (1)

     Less than 1%

40 Redwood Court

Lafayette, Indiana 47905

Martin Maassen

 Common

   2,449,919 (2)

       2.7%

1340 Fawn Ridge Drive

West Lafayette, Indiana 47906

Gunther Than

Common

   4,584,140

        5.1%

1550 Caton Center Drive, Suite E

Preferred

   7,171,725

       100%

Baltimore, Maryland 21227

Directors and officers

Common

   7,754,059

        8.6%

as a group

Preferred

   7,171,725

       100%

(1)   Represents 610,000 shares held by Mr. Bagnoli, 40,000 shares held by his spouse and 70,000 shares               held by a trust.

(2)   Represents 1,699,919 held by Mr. Maassen and his spouse and 750,000 shares held by his spouse

OTHER INFORMATION

For more detailed information about the company, including financial statements, you may refer to our recent Form 10-QSB for the period ended June 30, 2006 filed with the Securities and Exchange Commission.  This information may be found at the SEC’s EDGAR database at www.sec.gov.   Our audited financial statements are contained in our Form 10-KSB for the year ended December 31, 2005, also available at www.sec.gov.

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders.  We will promptly deliver separate copies to a household of any stockholder who did not receive an individual copy and who requests a copy.  Please submit your request to:

Stockholder Relations

View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

Telephone: (410) 242-8439

By order of the Board of Directors,

_________________________________

Michael L. Bagnoli, Secretary

September  __, 2006